UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2011

GLOBAL AVIATION HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	000-52605	20-4222196
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 World Drive

Peachtree City, Georgia 30269

(Address of principal executive offices / Zip Code)

(770) 632-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with the retirement of Jeffrey Sanborn as the Senior Vice President, Corporate Strategy of Global Aviation Holdings Inc. (the “Company”) the Company entered into a Separation and Release Agreement (the “Agreement”) with Mr. Sanborn on January 7, 2011.  Pursuant to the terms of the Agreement, in exchange for extending his period of service and the release of claims and other covenants contained in the Agreement, the Company will pay Mr. Sanborn $275,000 within 30 days of the execution of the Agreement.  The Company will also pay Mr. Sanborn a lump sum cash payment equal to the amount of the annual bonus, if any, that would otherwise have been paid to Mr. Sanborn pursuant to the Company’s Short-Term Incentive Plan for 2010 if he remained employed by the Company as of the date payouts are made under such plan in 2011.  Mr. Sanborn will remain subject to the noncompetition and nonsolicitation provisions of his employment agreement.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1            Separation and Release Agreement between the Company and Jeffrey Sanborn dated January 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL AVIATION HOLDINGS INC.
(Registrant)

Dated: January 10, 2011	By:	/s/ William A. Garrett
William A. Garrett
Executive Vice President and Chief Financial Officer